Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2014 with respect to financial statements of Guardian 8 Holdings for the year ended December 31, 2013, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Interests of Named Experts and Counsel” in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ L.L. Bradford and Company, LLC
L.L. Bradford and Company, LLC
Leawood, Kansas

August 29, 2014